Exhibit 10.17.1
DEPARTMENT STORES, INC.           7 West Seventh Street - Cincinnati, Ohio 45202
August 22, 2005
Citibank, N.A.
701 E. 60th North
Sioux Falls, South Dakota 57104
Attention David Zimbeck
Ladies and Gentlemen:
          Reference is made to the Purchase, Sale and Servicing Transfer Agreement, dated as of June 1, 2005 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”), among Citibank, N.A., Federated Department Stores, Inc., FDS Bank and Prime II Receivables Corporation. Unless otherwise defined herein, capitalized terms used herein are used as defined in the Purchase Agreement.
          In connection with the closing of the transactions to be effected in connection with the May Merger, FDS wishes to effect a transfer of the Prime Stock pursuant to which, following completion of the May Merger, the Prime Stock would be owned by Federated Retail Holdings Inc., a New York corporation and a wholly-owned Subsidiary of FDS (“Federated Retail Holdings”). In accordance with Section 6.2(a)(vi) of the Purchase Agreement, the Sellers hereby request that the Purchaser consent to the foregoing transfer. In consideration for such consent, the Sellers agree that, FDS shall cause Federated Retail Holdings (i) to remain as a direct wholly-owned subsidiary of FDS at all times during the period from the effective date of this consent and amendment through the First Closing and (ii) to sell, convey and assign the Prime Stock to the Purchaser at the First Closing in accordance with Section 2.1 of the Purchase Agreement.
          The undersigned parties hereby agree to delete the definition of Sellers in the Purchase Agreement in its entirety and replace it with the following:
     “‘Sellers’ means the collective reference to FDS, FDS Bank, Federated Retail Holdings Inc. and Prime II; provided that with respect to the Second Purchase and Assumption (and the obligations and conditions to be satisfied in connection therewith) and the Third Purchase and Assumption (and the obligations and conditions to be satisfied in connection therewith), the ‘Sellers’ shall mean FDS and FDS Bank.”

          The undersigned parties hereby further agree to delete the second sentence of Section 5.1(a) of the Purchase Agreement in its entirety and replace it with the following:
     “Each of FDS, Prime, Prime II and Federated Retail Holdings Inc. is duly organized, validly existing and in good standing under its jurisdiction of organization.”
          The undersigned parties hereby further agree to delete the second sentence of Section 5.1(q) of the Purchase Agreement in its entirety and replace it with the following:
     “All of the issued and outstanding shares of Prime Common Stock are beneficially and legally owned as of the date hereof by FDS, free and clear of all Liens, and will be beneficially and legally owned on the date of the First Closing by Federated Retail Holdings Inc., free and clear of all Liens.”
          This consent and amendment shall become effective at the time of the closing of the May Merger. This consent and amendment shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and performed within such State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. This consent and amendment may be executed in multiple counterparts.

          Please acknowledge your agreement with the foregoing by executing this consent and amendment as indicated below.

Very truly yours,

FEDERATED DEPARTMENT STORES, INC.

By: /s/ Dennis J. Broderick
Name: Dennis J. Broderick
Title: Senior Vice President, General Counsel and Secretary

FDS BANK

By: /s/ Susan R. Robinson
Name: Susan R. Robinson
Title: Treasurer

PRIME II RECEIVABLES CORPORATION

By: /s/ Susan P. Storer
Name: Susan P. Storer
Title: President
Agreed and Consented to by:
CITIBANK, N.A.
By: /s/ Ray Quinlan
Name: Ray Quinlan
Title: Executive Vice President

cc:	Citigroup, Inc. 399 Park Avenue New York, New York 10043 Attention: Andrew Felner

Shearman & Sterling 599 Lexington Avenue New York, New York 10022-6069